Exhibit 23.2

CONSENT OF CROWE LLP

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Metropolitan Bank Holding Corp. of our report dated March 10, 2022, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Metropolitan Bank Holding Corp. for the year ended December 31, 2021.

/s/ Crowe LLP

Crowe LLP

New York, New York

June 1, 2022